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                    SECOND AMENDMENT TO RESTRUCTURE AGREEMENT


       THIS SECOND AMENDMENT is made as of the 22nd day of January 2002 by and among PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P. ("Palisade"), DEAN J. YIMOYINES ("Dr. Yimoyines") and OPTICARE HEALTH SYSTEMS, INC. ("OptiCare").


                               W I T N E S S E T H

       WHEREAS, OptiCare, Palisade and Dr. Yimoyines entered into a certain Restructure Agreement dated the 17th day of December 2001, amended pursuant to a First Amendment to Restructure Agreement dated as of the 5th day of January 2002 (collectively, the "Restructure Agreement"), which provided, among other things, for the contemplation of a settlement and contingency for the settlement with Bank Austria Creditanstalt Corporate Finance, Inc. as agent for the lenders ("Bank Austria Contingency").

       WHEREAS, CapitalSource Finance, LLC ("CapitalSource") may acquire the loans due from OptiCare to Bank Austria and all loan documents in connection with the loan from Bank Austria. This Amendment is made to contemplate that CapitalSource may acquire such loans and loan documents.

       NOW, THEREFORE, the parties hereto agree to amend the Restructure Agreement as follows:

       1. The definition of "Bank Austria" shall include its successors and assigns, including without limitation CapitalSource Finance, LLC. The term "Bank Austria Contingency" shall include entering into definitive agreements with Bank Austria, its successors and assigns acceptable to Palisade.

       2. Paragraph D of the Section entitled "Background" is amended to replace the words "to repay Bank Austria its debt" with the words "to repay to Bank Austria or its assigns it debt".

       3. Paragraph F of the Section entitled "Background" is amended and restated in its entirety as follows:

                 "Palisade proposes to provide the investment and loan described herein in order to allow OptiCare to, among other things, purchase certain physician notes and related assets from Bank Austria for a purchase price of $1,350,000, and to make certain payments which will permit the purchase by CapitalSource of the Bank Austria debt."

       4. Section 2.5 is amended and restated in its entirety to state:
"CapitalSource shall purchase the Bank Austria Loan."

       5. Section 2.8 is amended and restated in its entirety as follows:

                 "2.8. OptiCare will use a portion of the proceeds of the loans from Palisade and Dr. Yimoyines and the stock investments by Palisade and Dr. Yimoyines to make a principal payment to CapitalSource, subject to CapitalSource's purchase of the Bank Austria debt, after giving effect to Bank Austria's the partial forgiveness of the amount due


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          Bank Austria, and, in addition, to cancel a certain letter of credit, to repurchase certain stock and warrants of OptiCare and/or its subsidiaries that are presently owned by Bank Austria, and to acquire certain assets of Bank Austria pursuant to an agreement to be entered into by OptiCare and Bank Austria (which shall be acceptable to Palisade in its sole discretion)."

       6. Paragraph 7 is amended and restated in its entirety as follows:

                 "7. TERMINATION. Palisade shall have the right, in its sole discretion, to terminate this Agreement at any time by notice to OptiCare (in which case this Agreement shall cease to be of any further force and effect), in the event that (i) the Bank Austria Contingency is not satisfied in Palisade's sole discretion, (ii) CapitalSource advises Palisade or OptiCare that CapitalSource is not prepared to proceed to consummate the financing described herein, or
          (iii) any of the Shareholder Proposals is disapproved by OptiCare's shareholders. OptiCare shall have the right, in its sole discretion, to terminate this Agreement at any time, by notice to Palisade (in which case this Agreement shall cease to be of any further force and effect) in the event that the Bank Austria Contingency is not satisfied in OptiCare's sole discretion."

       7. As amended hereunder, the rights, privileges, duties and obligations of the parties under the Restructure Agreement shall remain unchanged and in full force and effect.

       IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.



Signed, Sealed and Delivered            PALISADE CONCENTRATED EQUITY
in the Presence of:                     PARTNERSHIP, L.P.

                                        By: Palisade Concentrated Holdings LLC,
                                        its General Partner
----------------------------------


----------------------------------      By: /s/ Mark S. Hoffman
                                           -------------------------------------



----------------------------------

                                        /s/ Dean J. Yimoyines
----------------------------------      ----------------------------------------
                                        Dean J. Yimoyines

----------------------------------      OPTICARE HEALTH SYSTEMS, INC.


----------------------------------      By: /s/ William A. Blaskiewicz
                                           -------------------------------------
                                              Name: William A. Blaskiewicz
                                              Title: CFO/VP